                                                  FOR MORE INFORMATION, CONTACT:
                   RICHARD BECK                    THE FINANCIAL RELATIONS BOARD
        CHIEF FINANCIAL OFFICER                    CATHERINE ROBERTS (INVESTORS)
     ADVANCED ENERGY INDUSTRIES                          FRANK THORSBERG (MEDIA)
                T: 970/407-6204                                  T: 415/986-1591
                                                      BETSY TRUAX (GENERAL INFO)
                                                                 T: 208/233-8323


FOR IMMEDIATE RELEASE:
MONDAY, OCTOBER 13, 1997


               ADVANCED ENERGY INDUSTRIES REPORTS THIRD QUARTER RESULTS
                                       FOR 1997


FORT COLLINS, CO -- OCTOBER 13, 1997 -- Advanced Energy Industries, Inc. (Nasdaq:AEIS) reported improved revenues and net income for the third quarter of 1997. Net sales grew 97% from a year ago, while net income increased despite the Company's reporting of one-time charges totaling $6.1 million.

For the quarter ended September 30, 1997, Advanced Energy reported net sales of $42.6 million, a 97% improvement over net sales reported a year ago, and a 30% improvement over net sales in the second quarter of 1997 of $32.7 million.
Gross margin increased to 40% for the third quarter of 1997, compared with 30.5% a year ago and 38.4% in the second quarter of 1997.

Net income for the third quarter of 1997 was $517,000, or two cents per share, compared with net income of $123,000, or a penny per share, a year ago.
Weighted average shares outstanding for the third quarters of 1997 and 1996 were 22,402,000 and 21,622,000, respectively.

The 1997 third quarter improvement in net income was reported despite an increase in operating expenses from one-time charges totaling $6.1 million. These charges included a $3.0 million charge taken for storm damage during heavy rains in the Fort Collins area

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ADVANCED ENERGY INDUSTRIES, INC.
PAGE TWO


on July 29, 1997, and a $3.1 million charge for purchased in-process research and development efforts of Tower Electronics expensed immediately upon the acquisition of Tower Electronics.

Operating income for the third quarter of 1997, excluding the one-time charges, would have been $8.7 million compared with $109,000 in the comparable period in 1996 and $5.0 million in the second quarter of 1997. Net income for the quarter, excluding the one-time charges, would have been $5.5 million, or 24 cents per share.

The 81% tax provision in the third quarter of 1997 exceeds the normal tax provision for the Company because certain of the charges are not tax deductible.

NINE-MONTH RESULTS
For the nine months of 1997, Advanced Energy reported net sales of $95.9 million, a 22% increase over the comparable period. Net income, including the storm damage and purchased in-process R&D, was $4.6 million, or 21 cents per share, compared with net income of $4.5 million, or 21 cents per share, a year ago. Without the one-time charges, net income for the nine months of 1997 would have been $9.5 million or 43 cents per share.

Advanced Energy ended the third quarter of 1997 with $9.3 million of cash, $42.4 million of working capital, $87.4 million of total assets, and $51.9 million of stockholders' equity. Long-term debt increased to $14.7 million primarily due to the debt incurred in connection with the acquisition of Tower Electronics.

SAFE HARBOR STATEMENT
Except for any historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including the achievement of goals established by the Company to improve gross margin and maintain operating expenses in line with revenue, continued sales growth in non-semiconductor areas, and other risks detailed from time to time in reports to the Securities and Exchange Commission, including the Company's Form 10-K and Forms 10-Q. The Company continues to be susceptible to fluctuations in quarterly and annual revenues and operating results. The Company assumes no obligation to update the information in this release.

ABOUT THE COMPANY
Advanced Energy Industries, Inc. was founded in 1981 and is a leading manufacturer of power delivery systems that are critical in the manufacturing of semiconductors, data

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ADVANCED ENERGY INDUSTRIES, INC.
PAGE THREE


storage media, flat panel displays, and other products using thin-film technology. Within its comprehensive product portfolio of direct current (DC), low/mid-frequency and radio frequency (RF) solutions, the Company sells hundreds of different products critical in applications ranging from compact disks, digital video disks, flat panel displays, the most popular logic semiconductor devices, among many other applications. The Company's stock is traded on Nasdaq under the symbol AEIS.

                                 -- TABLES FOLLOW --


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ADVANCED ENERGY INDUSTRIES REPORTS THIRD QUARTER RESULTS
PAGE FOUR

                            CONSOLIDATED INCOME STATEMENTS
                         (IN THOUSANDS EXCEPT PER SHARE DATA)




                                          Quarter Ended September 30,         Nine Months Ended September 30,
                                             1997             1996                1997                1996
                                          ---------------------------         -------------------------------
                                          (unaudited)      (unaudited)         (unaudited)         (unaudited)
Net sales                                  $  42,571        $  21,639           $  95,928          $   78,636

Cost of sales                                 25,538           15,047              58,835              49,286
                                           ---------        ---------           ---------          ----------
Gross  profit                                 17,033            6,592              37,093              29,350

Operating expenses:
       Research and development                4,072            3,349              10,406              10,491
       Sales and marketing                     2,329            2,201               6,464               6,532
       General and administrative              1,943              933               4,893               4,989
       Storm damage                            3,000                0               3,000                   0
       Purchased in-process
         research and development              3,080                0               3,080                   0
                                           ---------        ---------           ---------          ----------
Operating income                               2,609              109               9,250               7,338

Other income (expense)                            54               97                 (46)               (139)
                                           ---------        ---------           ---------          ----------
Income before income taxes                     2,663              206               9,204               7,199

Income taxes                                   2,146               83               4,632               2,741
                                           ---------        ---------           ---------          ----------
Net income                                 $     517        $     123           $   4,572          $    4,458

Net income per share                            0.02             0.01                0.21                0.21

Number of shares used in
   per share calculations                     22,402           21,622              22,073              21,645
                                           ---------        ---------           ---------          ----------



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ADVANCED ENERGY INDUSTRIES REPORTS THIRD QUARTER RESULTS
PAGE FIVE

                             CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS)

                                              SEPTEMBER 30,      December 31,
ASSETS                                             1997              1996
                                              -------------      ------------
                                                 (unaudited)         (audited)
Current Assets:
    Cash and cash equivalents                     $   9,250         $  11,231
    Accounts receivable                              34,585            16,116
    Inventories                                      20,911            13,976
    Prepaid expenses and other
        current assets                                1,648             1,013
    Deferred income taxes                             1,280             1,223
                                                  ---------         ---------
Total current assets                                 67,674            43,559

Property and equipment, net                          10,587             9,500
Other assets                                          1,784             2,972
Goodwill                                              7,335                 0
                                                  ---------         ---------
Total assets                                      $  87,380         $  56,031
                                                  ---------         ---------
                                                  ---------         ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable                              $  13,233         $   2,253
    Other current liabilities                         6,095             3,718
    Accrued income taxes payable                      1,423             1,485
    Current portion of long-term debt                 4,495               924
                                                  ---------         ---------
Total current liabilities                            25,246             8,380

Long-term debt                                       10,220             1,127
Deferred income tax liability                            28                28
Stockholders' equity                                 51,886            46,496
                                                  ---------         ---------
Total liabilities and stockholders' equity        $  87,380         $  56,031
                                                  ---------         ---------
                                                  ---------         ---------

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